                                                                   EXHIBIT 10.16




                                LEASE AGREEMENT

                                    BETWEEN

                            COASTAL 2920 CORPORATION

                                      AND

                         AMSCO STERILE RECOVERIES INC.




                             DATE:  AUGUST 16, 1991

                                     INDEX

SECTION                                                DESCRIPTION                                                   PAGE
         1       LEASE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         3       EXHIBITS AND ADDENDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4       DELIVERY OF POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         5       RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         6       INTEREST AND LATE CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         7       SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         8       TENANT'S USE OF THE PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         9       SERVICES AND UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         10      CONDITION OF THE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         11      CONSTRUCTION, REPAIR AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         12      ALTERATIONS AND ADDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         13      LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         14      RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         15      CERTAIN RIGHTS RESERVED BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         16      ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         17      HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         18      SURRENDER OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         19      DESTRUCTION OR DAMAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         20      EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         21      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         22      TENANT'S INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         23      WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         24      SUBORDINATION AND ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         25      TENANT ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         26      TRANSFER OF LANDLORD'S INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         27      DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         28      BROKERAGE FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         29      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         30      GOVERNMENT ENERGY OR UTILITY CONTROLS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         31      RELOCATION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         32      QUITE ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         33      OBSERVANCE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         34      FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         35      CURING TENANT'S DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         36      SIGN CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         37      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         38      SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         39      EXECUTION OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

EXHIBIT  "A"     FLOOR PLANS SHOWING THE PREMISES
EXHIBIT  "B"     SITE PLAN OF THE PROJECT
EXHIBIT  "C"     BUILDING STANDARD WORK LETTER
EXHIBIT  "D"     RULES AND REGULATIONS
EXHIBIT  "E"     GUARANTEE (This Exhibit was Approved for Deletion Prior to Execution)
EXHIBIT  "F"     SIGN
INVENTORY LIST

                       COASTAL 2920 OFFICE BUILDING LEASE


This Lease between Coastal 2920 Corporation, a Florida corporation, (hereinafter "Landlord"), and Amsco Sterile Recoveries Inc., a Delaware Corp., (hereinafter "Tenant'), is dated August 16, 1991.


                             1.  LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A", and further described at Section 2.k. The Premises are located within the Building and Project described in Section 2.1. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2.d).


                                2.  DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

2.a. Annual Base Rent: $93,338.00 plus applicable Florida State Sales tax (presently 7%) on each installment of such rent payable with each such installment. Calculated at $14.00 per s.f. of Tenant's Rentable area.

2.b.     Monthly Installments of Base Rent (including sales tax):  $8,322.64

2.C.     Commencement Date:  August 10, 1991

2.d. Common Areas: the building lobbies, common corridors and hallways, restrooms, and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

2.e. Base Year: the calendar year (January 1st - December 31st) of the year of the commencement date.

2.f. Expiration Date: October 31, 1994 unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.g.     Landlord's Mailing Address:  P.O. Box 1465, Dunedin, Florida
         34697-1465.

2.h. Tenant's Mailing Address: 28100 U.S. Hwy. 19 North, Suite 201, Clearwater, Fl 34621

2.i.     Broker(s) and Sales Agent(s):  NONE.

2.j. Parking: Tenant shall be permitted to park cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator.

2.k. Premises: that portion of the Building containing approximately 5900 square feet of Usable Area, shown by diagonal lines on Exhibit "A", located on the second floor of the Building and known as Suite 201. Usable square feet is defined as that square footage measured to the center of partitions that separate the premises from adjoining premises and to the outer finished surface of all other walls.


                                                               Initials: /s/ JKL
                                                                         -------
                                                                         /s/ WRP
                                                                         -------

2.l. Project: the building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 28100 U.S. Highway 19 North, Clearwater, Florida and further shown on Exhibit "B".

2.m. Rentable Area: as to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project. For the purpose of this Lease the Tenant's Rentable Area shall be the Usable area increased by a factor of 13% or .6667 square feet.

2.n.     Security Deposit:  none

2.o.     State:  the State of Florida

2.p.     Tenant's First Adjustment Date:  November 1, 1993.

2.q. Tenant's Proportionate Share: (5900/74,450) = 7.92% Such share is a fraction, the numerator of which is the Usable Area of the Tenant's Premises, and the denominator of which is the Usable Area of the Project, as determined by Landlord. The Project consists of one building containing a total Usable Area of 74,450 square feet.

2.r. Tenant's Use: the Premises shall be used for general office purposes which shall include, without hereby limiting, use for all functions and activities which a general office may engage in, and for no other purpose without the written consent of Landlord, Tenant shall not occupy or use the Premises in any manner that would constitute waste or nuisance or would disturb the quiet enjoyment of the other tenants in the Building.

2.s. Term: the period commencing on the Commencement Date and expiring at midnight on the Expiration Date.


                           3.  EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

3.a.     Exhibit "A" - Floor Plan showing the Premises.

3.b.     Exhibit "B" - Site Plan of the Project.

3.c.     Exhibit "C" - Building Standard Work Letter.

3.d.     Exhibit "D" - Rules and Regulations.

3.e. Exhibit "E" - Guarantee. (This Exhibit was Approved for Deletion Prior to Execution)

3.f.     Exhibit "F" - Sign.

Inventory List.


                          4.  DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date

                                                               Initials: /s/ JKL
                                                                         -------
                                                                         /s/ WRP
                                                                         -------
shall change to reflect the intended full term of this Lease and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. "Delivery of possession" shall be deemed to occur on the date Landlord completes Landlord's Work as defined in Exhibit "C". If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.


                                   5.  RENT.

5.a.     Payment of Base Rent.
         Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

5.b.     Project Operating Costs.
         5.b.1. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord, as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

         5.b.2. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year as defined in Section 2.e, Tenant shall pay to Landlord annually, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs ("Excess Expenses") in accordance with the provisions of this Section 5.b.2. The term "Project Operating Costs" shall include all those items described in the following subparagraphs, (1) and (2).
                 (1) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation,
                          (i) real property taxes or assessments levied or assessed against the Building or Project,
                          (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, and
                          (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes by the State or Federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any
                                  (1)      general or special, ad valorem or
                                  specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or
                                  (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or
                                  (3)      any transfer, transaction, or
                                  similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or
                                  (4)      any occupancy, use, per capita or
                                  other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any

                                                               Initials: /s/ JKL
                                                                         -------
                                                                         /s/ WRP
                                                                         -------
                                  such taxes, assessments, levies and charges
                                  shall be deemed to be included in the term
                                  Project Operating Costs.
                 (2) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of
                          (i)     utilities;
                          (ii)    supplies;
                          (iii) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance) for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project;
                          (iv)    services of independent contractors;
                          (v) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants);
                          (vi) (This Section Approved for Deletion Prior to Execution);
                          (vii)   management of the Building or Project,
                          whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office);
                          (vii)   rental expenses for (or a reasonable
                          depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project;
                          (ix) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority;
                 (3) Increase, if any, to be limited to a cap of 7.5%. However pro rata real estate tax increases shall be passed through in full.

         5.b.3. Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:
                 (1) Tenant's Proportionate Share of Excess Expenses in any Calendar Year having less than 365 days shall be appropriately prorated.
                 (2) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by a mutually agreed upon certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than three percent (3%).

5.c. Base Rent Adjustment. On November 1, 1993, and annually thereafter the base rent shall become 105% of the immediate past year's amount and shall be payable as described in this lease plus appropriate state sales tax.

5.d. Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent, is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.


                                                               Initials: /s/ JKL
                                                                         -------
                                                                         /s/ WRP
                                                                         -------

5.e. Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions.

5.f. Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to:
         5.f.1. the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord;
         5.f.2. the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; 5.f.3. the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or
         5.f.4. this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.


                         6.  INTEREST AND LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law or three percent over the prime rate then being charged by Chase Manhattan Bank of Florida, N.A., or if not available then a mutually agreed upon Money Center Bank, whichever is less, after 15 days. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease or by law.


                             7.  SECURITY DEPOSIT.

          (This Section was Approved for Deletion Prior to Execution)


                       8.  TENANT'S USE OF THE PREMISES.

Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy.

                                                               Initials: /s/ JKL
                                                                         -------
                                                                         /s/ WRP
                                                                         -------

Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises or its use or occupation.
A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not knowingly do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office, Commercial Risk Services, or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charge for such policy by reason of Tenant's failure to comply with the provisions of this Section provided Tenant has been notified and been given a reasonable time to cure. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.


                          9.  SERVICES AND UTILITIES.

9.a. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for heating, ventilation and air conditioning ("HVAC") as is reasonably necessary in Landlord's judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of:
                 (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services,
                 (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or
                 (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project.
         Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

9.b. Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water in excess of that usually furnished or supplied for the use of the Premises as general office space (as determined by Landlord), without first procuring the written consent

                                                               Initials: /s/ JKL
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                                                                         /s/ WRP
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         of Landlord, which Landlord may refuse, and in the event of consent,
         Landlord may have installed a water meter in the Premises to measure the amount of water consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water consumed as shown by said meter, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water so consumed. If a separate meter is not installed, the excess cost for such water shall be established by an estimate made by a utility company.

9.c. Landlord shall provide janitorial service to the Premises which cost is included and a part of the Operating Expenses for the Office Building. Such janitorial services shall include those customarily provided to a tenant in a first class office building, including rubbish removal, emptying of waste baskets, light dusting, vacuuming, cleaning glass doors, dusting and polishing hardware on doors and trash removal from the Office Premises.

9.d. Additional janitorial service to the Premises (including but not limited to carpet shampooing, interior window washing and wood polishing) shall be at Tenant's request and expense.

9.e. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

9.f. Landlord shall furnish elevator service, lighting replacement for common area lights, restroom supplies, window washing and common area janitorial services in a manner that such services are customarily furnished to comparable office buildings in the area.


                        10.  CONDITION OF THE PREMISES.

Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord written notice on or before the commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.


                  11.  CONSTRUCTION, REPAIRS AND MAINTENANCE.

11.a. Landlord's Obligations. Landlord shall perform Landlord's Work to the Premises as described in Exhibit "C". Landlord agrees to repair and maintain in good order and condition, ordinary wear and tear excepted, the roof, outside walls, foundations and structural portions (both interior and exterior) of the Leased Premises and Building. There is excepted from the preceding covenant, however: repair or replacement of broken plate or window glass (except in case of damage by fire or other casualty covered by Landlord's fire and extended coverage policy or caused by Landlord's employees, agents, or invitees); repair of damage caused by Tenant, its employees, agents, contractors, customers; and interior repainting and redecoration. Landlord shall perform all maintenance and repair work within a reasonable time period.


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11.b.    Tenant's Obligations.
         (1) Tenant shall perform Tenant's Work to the Premises as described in Exhibit "C".
         (2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Section 9 hereof, maintain the non-structural interior portions of the Leased Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Tenant's Building Standard Work (as such term is defined in Exhibit "C" hereto), and return the same at the expiration or termination of this Lease in as good condition as received by Tenant, ordinary wear and tear, damage or destruction by fire, flood, civil commotion or unavoidable cause excepted.
         (3) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of:
                 (i) (Entire Section was Approved for Deletion Prior to Execution),
                 (ii) (Entire Section was Approved for Deletion Prior to Execution),
                 (iii) (Entire Section was Approved for Deletion Prior to Execution),
                 (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.
         (4) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work as is reasonably required and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work, any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by CHASE BANK OF FLORIDA, N.A plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

11.c. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

11.d. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's failure to keep the Premises in good order, condition and repair.

11.e. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which causes noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

11.f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other Tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

11.g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

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11.h.    Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in good condition as when the Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13.b shall be repaired by Tenant at Tenant's expense.


                        12.  ALTERATIONS AND ADDITIONS.

12.a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord which consent will not be unreasonably withheld. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel.

12.b. Tenant shall pay the costs of any work done on the Premises pursuant to Section 12.a and shall keep the Premises, Building and Project free and clear of any liens of any kind. Tenant shall protect, indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

12.c. Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date with sufficient time before that date to enable Landlord to post notices of nonresponsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

12.d. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, security for the payment of all costs to be incurred in connection with such work and insurance against liabilities which may arise out of such work. The security and insurance which may be required pursuant to this Section 12.d shall be in form and substance, and in the case of insurance with a company, satisfactory to Landlord. Nothing contained in this Section 12.d shall relieve Tenant of its obligation under Section 12.b to keep the Premises, Building and Project free of all liens.

12.e. Unless their removal is required by Landlord as provided in Section 12.a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13.b.


                13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

13.a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant


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         ("Leasehold Improvements"), shall be and remain a part of the
         Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.b.

13.b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.


                          14.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.


                   15.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for:
         (a)     damage or injury to property, person or business,
         (b) causing an actual or constructive eviction from the Premises, or
         (c)     disturbing Tenant's use or possession of the Premises:

15.a. To name the Building and Project and to change the name or street address of the Building and Project;

15.b. To install and maintain all signs on the exterior and interior of the Building and Project;

15.c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;


                        16.  ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 16.

16.a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

16.b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information

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         concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rent and at the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:
                 (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld within 15 days and all financial and personal data has been received;
                 (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;
                 (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;
                 (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

16.c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that:
                 (i)      the assignee or sublessee assumes, in full, the
                          obligations of Tenant under this Lease,
                 (ii)     Tenant remains fully liable under this Lease, and
                 (iii) the use of the Premises under Section 2.k remains unchanged.

16.d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

16.e.    (This Section was Approved for Deletion Prior to Execution).


                               17.  HOLDING OVER.

If after the expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to Term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.


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                          18.  SURRENDER OF PREMISES.

18.a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, exception for normal wear and tear. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

18.b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of Sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the expiration date Tenant shall surrender all keys to the Premises.


                          19.  DESTRUCTION OR DAMAGE.

19.a. In the event that the Leased Premises or the Building are destroyed or damaged by fire, earthquake, explosion, flood, windstorm or other casualty to such degree that the Tenant is unable to continue normal business therein or if in Tenant's opinion the Premises or Building are rendered untenantable or unfit for occupancy, within a period of thirty (30) days thereafter, the Tenant shall have the option to declare this Lease terminated as of the date of such damage or destruction by giving written notice to such effect to the Landlord, and the rent shall be apportioned as to date of such damage and all prepaid rent shall forthwith be repaid. In the event Tenant does not exercise this option, the Landlord shall have the right to render such Leased Premises or Building tenantable by repairs within ninety (90) days therefrom. If said Premises are not rendered tenantable within said time, it shall be optional with either party hereto, upon written notification, to cancel this Lease and, in the event of cancellation, the rent shall be paid only to the date of such fire or casualty. During any time that the Leased Premises are untenantable due to the causes set forth in this paragraph, rent thereof shall be abated. Notwithstanding the foregoing, Landlord shall have the right to cancel this Lease if the Building is substantially destroyed and Landlord decides not to rebuild it, even if the Leased Premises are not damaged.

19.b. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, subject to the abatement of Base Rent provision as set forth in Section 19.a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty. Tenant shall have the right to terminate this Lease if repairs cannot be completed within 120 days. Tenant must make election to terminate by written notification to Landlord at not less than three full months prior to such termination.

19.c. If the Premises are to be repaired under this Section 19, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration or any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

19.d. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or


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         future law which purports to govern the rights of Landlord and Tenant in such circumstances, in the absence of express an agreement, shall have no application.


                              20.  EMINENT DOMAIN.

20.a. In the event that the Leased Premises or Building shall be taken for public use by the city, state, federal government, public authority or other corporation having the power of eminent domain, then this Lease shall terminate as of the date on which possession thereof shall be taken for such public use or, at the option of Tenant, as of the date on which Premises shall become unsuitable for Tenant's regular business by reason of such taking; provided, however, that if only a part of the Leased Premises occurs, and Tenant elects not to terminate the Lease, there shall be a proportionate reduction of the rent to be paid under this Lease from and after the date such possession is taken for public use. Lessee shall have the right to participate, directly or indirectly, in any award for such public taking to the extent that it may have suffered compensable damage as a Lessee on account of such public taking.

20.b. In the event of a partial taking of the Premises which does not result in a termination of this Lease, and Tenant elects not to terminate as provided in 20.a. above, Landlord shall restore the remaining portion of the Premises as nearly as practicably to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.


                             21.  INDEMNIFICATION.

21.a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of:
                 (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises;
                 (2) any breach or default by Tenant of any of the Tenant's obligations under this Lease; or
                 (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, and by counsel satisfactory to Landlord, protect and defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorney's fees, expert witness fees and any other expenses incurred in such action or proceeding.
         Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises occupied by Lessee except where such damage or injury is caused by Landlord's negligence or any event occurring beyond the bounds or scope of the Premises. Landlord will indemnify Tenant from any claim arising from any activity in the common areas and in which the Tenant has no responsibility or is not in any way involved.

21.b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damage arising from any act or omission of any other tenant of the Building Project.

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                            22.  TENANT'S INSURANCE.

22.a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's mortgagee and qualified to do business in the State. Each policy shall name Landlord as an additional insured, as their respective interests may appear. Each policy shall contain:
                 (i)      a cross-liability endorsement,
                 (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and
                 (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees, and representatives, which arises or might arise by reason of any payment under such policy, or by reason of any act or omission of Landlord, its agents, employees or representatives.
         A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord hereunder. No such policy shall be cancelable except after ten (10) days written notice to Landlord. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten
         (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

22.b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering:
                 (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Section 12 hereof), and
                 (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than eighty percent (80%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief.
         The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under:
                 (i) above shall be paid to Landlord and the proceeds under
                 (ii)     above shall be paid to Tenant.

22.c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation and condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury death and property damage liability.


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22.d.    Not less than every three (3) years during the Term, Landlord and
         Tenant shall mutually agree to increases in all Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Section 22.


                          23.  WAIVER OF SUBROGATION.

23.a. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at time of the loss or damage.

23.b. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.


                       24.  SUBORDINATION AND ATTORNMENT

24.a. Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting such subordination, an agreement in writing providing that as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

24.b. In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor, as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease and assumes all obligations of Landlord.


                       25.  TENANT ESTOPPEL CERTIFICATES.

25.a. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee a written statement certifying:
                 (1) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications;
                 (2) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance;
                 (3)      the amount of any security deposited with Landlord;
                 and
                 (4) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default.

25.b. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that:


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                 (1)      this Lease is in full force and effect and has not
                 been modified except as represented by Landlord;
                 (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent; and
                 (3) not more than one month's Rent has been paid in advance.


                     26.  TRANSFER OF LANDLORD'S INTEREST.

26.a. In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building or Project or this Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease.

26.b. If any security deposit or prepaid Rent has been paid by the Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.


                                 27.  DEFAULT.

27.a. Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:
                 (l)      If Tenant abandons or vacates the Premises; or
                 (2) If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for ten (10) days after such payment is due and payable; or
                 (3) If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days, or if such default cannot reasonably be cured within thirty (30) days and Tenant fails to commence to cure within that thirty (30) day period, after written notice thereof from Landlord to Tenant; or
                 (4) If a Writ of Attachment or Execution is levied on this Lease or on any of Tenant's Property; or
                 (5) If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, compensation, extension or adjustment with its creditors; or
                 (6) If Tenant files a voluntary petition for relief, or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or
                 (7) If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or
                 (8) If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs 4 through 7 above.

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27.b.    Remedies.  In the event of Tenant's default hereunder, and in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, upon five (5) days written notice and without any further notice or demand of any kind, to do the following:
                 (1) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the value of the Rent provided to be paid by Tenant for the balance of the Term, less the fair rental value of the Premises for said period, and any other sum of money and damages owed by Tenant to Landlord. Should the fair rental value exceed the value of the Rent provided to be paid by Tenant for the balance of the Term of the Lease, Landlord shall have no obligation to pay to Tenant the excess of any part thereof.
                 (2) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainee suit, by taking peaceful possession or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such Rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in or to the Premises that may be necessary or convenient. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of rental preserved in this Lease for the balance of its original Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.
                 (3) Tenant hereby constitutes and irrevocably appoints any attorney of any court to be the true and lawful attorney of the Tenant, and, in the name, place and stead of the Tenant, to appear for and on behalf of the Tenant in any court of record at any time in any suit or suits brought against the Tenant for the enforcement of any right hereunder by the Landlord, to waive trial by jury.
                 (4) The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.c. Landlord's Default. If the Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project,


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         and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense and Landlord will pay immediately upon demand on receipt of written and accepted bill for charges incurred by Tenant and pay interest at 12% p.a. on any arrears after 30 days.


                              28.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker and Sales Agent. Tenant shall protect, defend, indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.


                                 29.  NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. Mail, postage prepaid, and addressed as follows:

         As to Tenant:
         ------------
                 AMSCO STERILE RECOVERIES, INC.
                 28100 U.S. 19 NORTH, SUITE 201
                 CLEARWATER, FL  34621

         With Copies to:
         ---------------
                 ATT:
                 Amsco International Inc.
                 2424 West 23 Street
                 Erie, PA  16514

         As to Landlord:
         ---------------
                 Coastal 2920 Corporation
                 P. 0. Box 1465
                 Dunedin, Florida  34697-1465

         With Copies to:
         ---------------
                 Coastal Builders, Inc.
                 2920 US Hwy 19 North, Suite 208
                 Clearwater, Florida  34621
                 Attention:  Jason K. Lesser, President

Landlord and Tenant may from time to time designate another place for receipt of future notices.


                  30.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such

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controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith including the right of entry into the Premises to effect compliance.


                          31.  RELOCATION OF PREMISES.

           (Entire Section Approved for Deletion Prior to Execution)


                             32.  QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.


                            33.  OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.


                              34.  FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes there of, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.


                         35.  CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to after notice as set forth in applicable clauses of this Lease) without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.


                               36.  SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or

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outside of windows or doors, without the written consent of Landlord.  Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.


                              37.  MISCELLANEOUS.

37.a. Accord and Satisfaction; Allocation of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement of any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

37.b. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

37.c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees incurred on account of such action or proceeding.

37.d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

37.e. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by any lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

37.f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State.

37.g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

37.h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

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37.i.    Counterparts.  This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

37.j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

37.k. Furnishing of Financial Statements, Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

37.l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

37.m. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

37.n. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

37.o. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

37.p. Successors and Assign. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

37.q.    Time of the Essence.  Time is of the essence in this Lease.

37.r. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

37.s. Delinquent Rent. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

37.t. Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term.

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37.u.    Landlord's Consent.  Landlord's consent to or approval of any act by
         Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.


                            38.  SPECIAL PROVISIONS

38.a. Furniture Buyout: Thirty days after the signing of this Lease, Tenant will deposit with Landlord the sum of $6151.97 for the purchase of the furniture described in the attached inventory supplied by Chase Manhattan Bank of Florida. If for any reason Tenant's occupancy ends before October 31, 1992 Landlord shall have the option to pay to Tenant the sum $6151.97 for ownership of the same inventory as above.

38.b. Signage: Landlord will provide signage space on the outside pylon sign as shown on attached sketch. Landlord shall be responsible for the cost of preparing such sign once.

38.c. Additional Buildout: Landlord shall stain and add provincial molding trim to interior doors and to inside of exterior doors of the Premises. Landlord will replace vinyl base molding with wood except in kitchen/break area and storage/copy area. Moldings and base will be stained to match existing mahogany color.

38.d. Renewal Option: Providing that Tenant shall not be in default under any of the terms and provisions of this Lease, Landlord grants to Tenant the option to renew this lease for one term of three (3) years. However, in order to exercise this option, Tenant shall provide written notice in the manner provided in Paragraph 29 of this Lease to the Landlord not later than July 1, 1994.

38.e.    Rent Commencement:  Rent payments will commence on November 1, 1991.

38.f. Initial Space: Landlord agrees to deliver immediate possession to that portion of the Premises shown on Exhibit "A" outlined in red of approximately 3900 sq. ft. and for purposes of this clause to be known as the "Initial Space". Landlord and Tenant agree to cooperate to minimize any inconvenience or interference to either party's business operation to complete the additional improvements as noted in 38.c. of this Lease. That portion of the Premises shown on Exhibit "A" not outlined in red of approximately 2000 sq. ft. and for Purposes of this clause to be known as the "Expansion Space" shall be improved by Landlord according to the following schedule:
                 1. Tenant shall provide Landlord with an acceptable space plan on or before October 1, 1991. Space plan to be completed by designee of Landlord.
                 2. Landlord will be responsible for finishing the expansion space in the same manner of finish as the Initial Space except without columns, without cove ceilings, walls to ceiling height and according to Buildout letter attached to this Lease as Exhibit "C".
                 3. Landlord shall be substantially complete with all improvements on or before January 1, 1992.

38.g.    Rent Concessions:
         1. Payment of rent will commence on November 1, 1991, for that area known as the Initial Space comprising approximately 3900 sq. ft.

         2. Full payment of rent shall commence on completion and acceptance of expansion space, subject to rent concessions in terms of
         3. below.  In the event space known as

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         Expansion Space is not substantially complete, then rent shall continue as partial payment as in 38.g.1 above until Expansion Space is ready for Tenant use and accepted by Tenant. Tenant shall not unreasonably refuse acceptance and shall do so in a timely manner.

         3. Payment of rent for October 1992, October 1993 and October 1994 is waived subject to tenant not being in default in terms of this lease.

38.h.    Existing Lease:
         This lease is subject to Landlord signing a mutual release with Chase Bank of Florida who currently has a lease on the designated premises. In the event no release is signed within 60 days of this agreement all parties to this lease shall be released from all rights and obligations in terms of this contract and any liabilities that may arise therefrom. Tenant shall have sixty days notice to vacate premises in the event release is not obtained.


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                            39.  EXECUTION OF LEASE

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth on page one (1) hereof.

         Witnesses:                                Landlord:


/s/ Eugene Maxon                                   /s/ Jason K. Lesser
- ----------------------------------------------     -------------------------------------------------------
                                                   President
/s/ Thomas R. Kapp                                 COASTAL 2920 CORPORATION
- ---------------------------------------------      -------------------------------------------------------
- ---------------------------------------------      -------------------------------------------------------

         Witnesses:                                Tenant:

/s/ Eugene Maxon                                   Sterile Recoveries, Inc.
- ----------------------------------------------     -------------------------------------------------------

/s/ Thomas R. Kapp                                 /s/ Wayne R. Peterson
- ----------------------------------------------     -------------------------------------------------------
                                                   Wayne R. Peterson
                                                   Vice President
- ----------------------------------------------     -------------------------------------------------------


STATE OF           FLORIDA
COUNTY OF         PINELLAS

        Sworn, subscribed and acknowledged to and before me by Jason K. Lesser as President of Coastal 2920, Landlord of the foregoing Lease Agreement, this 21st day of August, 1991.


                                        /s/ Marsha L. Lesser
                                        ---------------------------------------

STATE OF           FLORIDA
COUNTY OF         PINELLAS

        Sworn, subscribed and acknowledged to and before me by Wayne R. Peterson as Vice President of Sterile Recoveries, Inc., Tenant of the foregoing Lease Agreement, this 21st day of August, 1991.


                                        /s/ Marsha L. Lesser
                                        --------------------------------------


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                                      24

                                  EXHIBIT "A"

                                  WALL LEGEND
                           (Consisting of two pages)



         This Exhibit depicts the plans of that portion of the second floor known as Suite 201 in the Coastal 2920 office building located at 28100 U.S. Highway 19 North, Clearwater, Florida. Page 1 of 1 of Exhibit "A" includes the entry area, kitchen, offices 1 through 9 and secretarial area #1. Page 2 of 2 of Exhibit "A" shows a portion of the reception area and kitchen, a work room, telephone room, offices 9 through 14 and secretarial area #2.



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

                                  EXHIBIT "B"

                                   SITE PLAN




         The site plan illustrates the Coastal 2920 building foot print, parking and landscape diagram for the real property located at 28100 U.S. Highway 19 North, Clearwater, Florida, including legend on site data and building square footage.


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

                                  EXHIBIT "C"

                         BUILDING STANDARD WORK LETTER


Except as otherwise provided below, Landlord's work shall be shown on plans (the "Plans") prepared by Landlord's architect, Graham Design Associates, P.A., ("Architect"), or Engineer, Paul E. Hagler, P.E., ("Engineer"), for Coastal 2920 Corporation and approved by the City of Dunedin. Copies of the plans are available for Tenant's review at Landlord's Office.

In addition to Landlord's work, Landlord shall also provide the following items at no cost to Tenant:

         1. Exterior Walls - party and corridor walls shall be 1/2" drywall plus soundboard.

         2. Interior Partitions - Landlord shall provide interior partitions of 10 lineal feet for every one hundred and twenty-five
         (125) square feet within the office premises. Interior partitions shall be from floor to suspended ceiling height. Interior partitions shall be constructed of 25 ga. metal. framing @ 24" o.c. covered with 1/2" drywall.

         3. Doors - In addition to the minimum number of entrance doors required by the Building Code of Pinellas County, Landlord shall provide one (1) office door per twenty (20) lineal feet of interior partitioning. All doors will be 3'-0" x 6'-8" x 1 3/4" solid core birch veneer (stain grade) wood doors in 5/4 f.j. painted jambs with three hinges and one standard passage lock set.

         4. Electric Outlets - Landlord shall provide one (1) 110-120 volt duplex receptacle per seventy-five (75) square feet within the leased premises.

         5. Lighting and Light Switches - Landlord shall furnish and install three (3) 2' X 4' recessed fluorescent light fixtures per two hundred (200) square feet within the leased premises and electrical switches equal to the number of doors installed.

         6. Telephone Outlets - Landlord shall provide one (1) 100 SE conduit and receptacle box for each 150 square feet in the Office Premises. Tenant shall provide outside wiring and connection as required by Tenant's contractor.

         7. Floor covering - Landlord shall provide wall-to-wall carpet from a selection of standard carpets, including pad, vinyl base and installation. Tenant shall be responsible to pay the excess of cost of such floor covering in excess of $7.00 per yard.

         8. Ceiling - Landlord shall provide a 2' X 4' suspended metal grid ceiling with revealed edge, non directional acoustical tile.

         9. Wall Covering - Landlord shall provide one coat of white paint primer and one coat of white paint over the interior side of all drywall surfaces furnished by Landlord.

         10. Window Covering - Any window covering shall be at Tenant's expense; providing, however, pursuant to the rules and regulations of the Landlord all window covering must be of a type and color approved by Landlord.

         11. Air Conditioning - Landlord will provide zoned and centralized heating and air conditioning system for the Office Premises in a capacity and with sufficient duct work extended to exterior walls and windows so that the distribution capacity will be sufficient to maintain the offices in a comfortable working condition.


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



         12. Permit - The cost of all building permits to perform work which is part of Landlord's work shall be paid by the Landlord.

         13. Plumbing - All plumbing brought to and within the office Premises shall be at Tenant's expense and of specification approved by Architect. Tenant shall have access to central plumbing for the floor in which the Office Premises is located.

         14. Fire Sprinkler System -- Landlord will provide a complete fire sprinkler system to be incorporated in and be a part of the office Building.

         15. Special Provisions - All building standard work as enumerated in 1. to 14. above shall be subject to specific requirements in terms of Section 38 in the attached lease.


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

                                  EXHIBIT "D"

                             RULES AND REGULATIONS
                   ATTACHED TO AND MADE A PART OF THIS LEASE


1. No Tenant shall obtain for use upon the Premises ice, drinking water, towels or other similar service or accept barbering or boot blacking services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

2. The bulletin board or directory of the Building will be provided for the display of the names and location of Tenant only; Landlord reserves the right to exclude any other names therefrom.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than ingress and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, may be prejudicial to the safety, character, reputation or best interest of the Building and its Tenant; provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant, employees nor invitees of any Tenant shall go upon the roof of the Building.

4. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors of the Premises.

5. The toilet room urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they are constructed; no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, its employees. or invitees who caused it.

6. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, notwithstanding normal office decorations or work boards.

7. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into and out of the Building shall be done at such time and in such manner as Landlord shall designate. All safes and other heavy equipment brought into the Building shall be subject to certification by an engineer acceptable to the Landlord. Landlord will not be responsible for loss of or damage to any safe or property from any cause; all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

8. Tenant shall not employ any person or persons other than the janitor of Landlord for purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises however occurring or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include



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

         cleaning of carpets or rugs, except normal vacuuming, or moving of furniture or other special services.

9. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with Tenant or those having business therein, nor shall any animals or birds be brought in or about the Premises or the Building.

10. No cooking, except with microwave, shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

11. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

12. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires is permitted without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

13. Each Tenant, upon termination of its tenancy, shall deliver to Landlord all keys to the Building and all parts thereof which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay to Landlord therefor.

14. No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from violation of this rule or from removal of any floor covering shall be borne by the Tenant, its contractors, employees or invitees who may have caused the damage.

15. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between hours and in such elevators as shall be designated by Landlord.

16. On Saturdays, Sundays, legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, access to the Building, or to the halls corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuances of same by closing the doors or otherwise, for the safety of the Tenant and protection of the Building and property in the Building.

17. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off so as to prevent waste or damage. For any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

18. Landlord reserves the right to exclude or expel from the Building, any person who, in the


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                                      2
         judgment of Landlord, is intoxicated or under the influence of drugs, or who shall in any manner commit any act in violation of any of the rules and regulations of the Building.

19. The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

20. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

21. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building.

22. Tenant shall not disturb, solicit, or canvas any occupant of the Building and shall cooperate to prevent the same.

23. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

24. Tenant shall not place any sign upon the Premises or Building or conduct any action thereon except as set forth in Exhibit "E", which has received the approval of the Landlord as a part of this Lease.

25. Landlord shall furnish heating and air conditioning during the hours of 7:30 A.M. through 6:30 P.M., Monday through Friday (except holidays), and 8:00 A.M. through 12:00 P.M. on Saturdays. In the event Tenant requires heating and air conditioning during off hours, Sunday or holidays, Landlord shall, on notice, provide this at an hourly rate to be established by Landlord.



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

                                  EXHIBIT "F"


                                      SIGN




         Drawing of the pylon monument sign, measuring approximately 30'0" high x 15'0" wide, located at the northwest corner of the intersection of U.S. Highway 19 North and Republic Drive for the benefit of all tenants of the Coastal 2920 building.


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
                              CLEARWATER 2ND FLOOR

 ASSET #            DESCRIPTION                                              PURCHASE PRICE        SALE PRICE
 -------            -----------                                              --------------        ----------
 5500               COUCH, 91"                                                    975.00              341.00

 5501               CHAIR, UPHOLSTERED                                            512.00              179.00

 5502               CHAIR, UPHOLSTERED                                            512.00              179.00

 5506               TABLE, CORNER                                                 347.00              121.00

 5509               CHAIR, CONFERENCE                                             559.00              195.00

 5510               CHAIR, CONFERENCE                                             559.00              195.00

 5511               CHAIR, CONFERENCE                                             559.00              195.00

 5512               CHAIR, CONFERENCE                                             559.00              195.00

 5513               CHAIR, CONFERENCE                                             559.00              195.00

 5514               CHAIR, CONFERENCE                                             559.00              195.00

 6216               CHAIR, HIGH BACK PULL-UP                                      400.00              140.00

 6217               CHAIR, HIGH BACK PULL-UP                                      400.00              140.00

 6268               CHAIR, HIGH BACK PULL-UP                                      295.00              103.00

 6403               DESK, MAHOGANY TABLE                                        1,150.00              402.00

 6472               DESK, DOUBLE PEDESTAL                                         750.00              262.00

 6525               CHAIR, HIGH BACK PULL-UP                                      280.00               98.00

 6645               DESK, DOUBLE PEDESTAL                                         615.00              215.00

 6646               CREDENZA                                                      375.00              131.00

 6647               FILE, 2 DRAWER                                                300.00              105.00

 6648*              DESK, EXECUTIVE TABLE                                       1,380.00              483.00

 6653               CHAIR, EXECUTIVE                                              460.00              161.00

 6665*              DESK, DOUBLE PEDESTAL                                         615.00              215.00

 6683               CHAIR, HIGH BACK PULL-UP                                      295.00              103.00

 6684               CREDENZA                                                      400.00              140.00

 6690               CREDENZA, 8 DRAWER                                            920.00              322.00

 6706               CHAIR, HIGH BACK PULL-UP                                      277.00               96.00

 6753               CREDENZA, 4 DRAWER, 2 DOOR                                    345.00              120.00

 6766               CREDENZA, 8 DRAWER, 2 DOOR                                    920.00              322.00

 6785               CHAIR, HIGH BACK PULL-UP                                      390.00              136.00

 6834               CHAIR, HIGH BACK PULL-UP                                      277.00               96.00

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


 ASSET #            DESCRIPTION                                              PURCHASE PRICE        SALE PRICE
 -------            -----------                                              --------------        ----------
 6867               CHAIR, HIGH BACK PULL-UP                                      295.00              103.00

 6905               CHAIR, HIGH BACK PULL-UP                                      390.00              136.00

 6924               CHAIR, HIGH BACK PULL-UP                                      390.00              136.00

 7002               DESK, DOUBLE PEDESTAL                                         615.00              215.00

 7016               CHAIR, HIGH BACK PULL-UP                                      277.00               96.00

 7018               CREDENZA                                                      920.00              322.00

 7025               CHAIR, HIGH BACK PULL-UP                                      277.00               96.00

 7034               CREDENZA, 8 DRAWER, 2 DOOR                                    920.00              322.00

 7035               FILE, 2 DRAWER                                                300.00              105.00

 7040               CHAIR, EXECUTIVE                                              320.00              112.00

 7078               DESK, EXECUTIVE TABLE                                       1,150.00              402.00

 7082               CHAIR, LOW BACK                                               368.00              128.00

 7083               CHAIR, LOW BACK                                               368.00              128.00

 7126               CHAIR, LOW BACK                                               368.00              128.00

 7208               CHAIR, LOW BACK                                               368.00              128.00

 7209               CHAIR, LOW BACK                                               368.00              128.00

 7711               CHAIR, HIGH BACK PULL-UP                                      258.00               90.00

 7712               CHAIR, HIGH BACK PULL-UP                                      258.00               90.00

 7771               CHAIR, HIGH BACK PULL-UP                                      258.00               90.00

 7772               CHAIR, HIGH BACK PULL-UP                                      258.00               90.00

 6245               DESK, EXECUTIVE                                               440.00              154.00

 6990               CHAIR, ARM, HIGH BACK PULL-UP                                 277.00               96.00

 8072               REFRIGERATOR                                                  370.00              129.00

 NONE               4 OPERATOR CHAIRS @ $120.00                                   480.00              168.00

 NONE               4 SIDE CHAIRS @ $250.00                                     1,000.00              350.00

 NONE               FILE, 2 DRAWER METAL                                          120.00               42.00

 6272*              CREDENZA                                                      375.00               93.00

 NONE               TABLE DESK                                                  1,150.00              402.00

 8260               CORNER TABLE                                                  180.00               63.00

 NONE               DESK, EXECUTIVE SECRETARY                                     820.00              287.00

 NONE               3 CHAIRS, LOW BACK @ $368.00                                1,104.00              386.00

 12261              CONFERENCE TABLE 6 FT.                                        555.00              194.00

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


 ASSET #            DESCRIPTION                            PURCHASE PRICE        SALE PRICE
 -------            -----------                            --------------        ----------
 NONE               DRUM TABLE                                  210.00                73.00

 NONE               1 LOUNGE TABLE AND
                    5 WOODEN CHAIRS                             430.00               150.00

 NONE               LOVE SEAT                                   250.00                87.00
                                                            ----------           ----------

                    SUB TOTAL                               $33,031.00           $11,499.00
                    7% SALES TAX                                                     804.93

                    TOTAL                                                        $12,303.93


         TOTAL BOOK VALUE IS $  0.00
         SALE PRICE IS 65% OFF PURCHASE PRICE.
*        REPRESENTS 75% OFF PURCHASE PRICE (DAMAGED)



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
                                   ADDENDUM 1


Addendum to Lease agreement dated August 16, 1991 by and between Coastal 2920 Corporation, a Florida corporation, (hereinafter Landlord) and Amsco Sterile Recoveries, Inc., a Delaware corporation. (hereinafter Tenant).


1. With effect from October 1, 1992 Tenant shall Lease additional space on second floor adjacent to Tenant's existing space. The additional space as designated in Exhibit A.1 comprises 3382 square feet of usable space.

2. In terms of Paragraph 2.a. annual base rent shall be increased by $53,503.24 to $146,841.24 plus applicable Florida sales tax.

3. In term of Paragraph 2.m. the rentable area is increased to 10,488.66 square feet.

4. In terms of Paragraph 2.q. Tenant's proportionate share shall be 12.47% (9282/74450).

5.       Monthly rent including sales tax at current rate shall be $13,093.34.

6. There shall be no rent concessions (as per 38.q.3 of Lease) for the additional space.

7. Premises shall be rented in as-is condition subject to Landlord cleaning carpets and walls.

8.       All other terms and conditions of the Lease shall apply.

Signed and witnessed this the 5th day of October 1992.


Witness:                              Landlord:
- -------                               --------

/s/ Eugene Maxon                      /s/ Joel Traub
- ---------------------------------     ----------------------------------------

/s/ Jason Lesser
- ---------------------------------     ----------------------------------------

Witness:                              Tenant:  AMSCO Sterile Recoveries, Inc.
- -------                               ------

/s/ Lydia P. Zickefoose               /s/ Wayne R. Peterson
- ---------------------------------     ----------------------------------------
                                      Wayne R. Peterson
/s/ Linda A. Sloan                    Vice President
- ---------------------------------     ----------------------------------------

                                   ADDENDUM 2

Addendum to Lease agreement dated August 16, 1991 and Addendum dated October 5, 1992 by and between Coastal 2920 Corporation, a Florida corporation, (hereinafter referred to as Landlord) and Amsco Sterile Recoveries Inc., a Delaware corporation, (hereinafter referred to as Tenant).

1. With effect from June 1, 1993 Tenant shall lease additional space on second floor adjacent to Tenant's existing space. The additional space as designated in Exhibit Add.2.1, comprises two office suites currently marked #209 and #202, of 3,662 sq. ft. and 921 sq.ft. usable space, and referred to as Expansion 1 and Expansion 2 respectively.

2. Rent shall be due for Expansion 1 from June 1, 1993 and for Expansion 2 from date of vacancy of existing tenant. It is anticipated that the existing tenant will vacate on or about June 15, 1993.

3. Landlord shall complete alterations, as per Exhibit Add.2.1, to additional space by June 30, 1993 for Expansion 1 and within 30 days of existing tenant vacating for Expansion 2.

4. In the event Landlord has not substantially completed the alterations within the time permitted for each additional expansion space in terms of 3. above, no further rent shall be due for the specific additional space until the alterations are substantially complete.

5. Build out to match current standards in existing Suite 209 and carpet to match emerald green of expansion space referred to in Addendum 1.

6. In terms of Paragraph 2.f. of Lease agreement dated August 16, 1993 the expiration date of the initial term of the Lease shall be extended by two years to October 31, 1996.

7. In terms of Paragraph 2.a. of the Lease agreement and Paragraph 2. of the Addendum, referred to above, the annual base rent shall be increased by $72,503.06 to $219,280.13 plus applicable sales tax.

8.       Monthly rent including sales tax at current rate shall be $19,489.54.

9. There shall be no rent concessions (as per 38.q.3. of Lease) for the additional space.

10. In terms of Paragraph 2.q. Tenant's proportionate share shall be 18.56% (13816/74450).

11. All other terms and conditions of the Lease agreement dated August 16, 1991 and Addendum dated October 5, 1992 shall remain in full force and effect.

Signed and Witnessed this the 23rd day of June 1993.

Witness:                                 Landlord:
- -------                                  --------


/s/ Eugene Maxon                         /s/ Joel Traub
- ------------------------------           ---------------------------------
                                         Vice President
                                         Coastal 2920 Corp.
- ------------------------------           ---------------------------------


Witness:                                 Tenant:
- -------                                  ------

/s/ Wayne R. Peterson                    /s/ Richard T. Isel
- ------------------------------           ---------------------------------
Asst. Secretary                          President
          6/23/93                                    6/23/93
- ------------------------------           ---------------------------------

                         AMSCO STERILE RECOVERIES INC.

                    REVISED RENT CALCULATION AT JUNE 1, 1993


Rent for existing space                                                 $ 13,024.68

Rent for expansion spaces

Expansion 1

4138.06 sq.ft. rentable @ $14.00 p.a.
plus sales tax                                                             5,165.68
                                                                        -----------

Due June 1, 1993                                                        $ 18,190.36
- ----------------


Expansion 2

1040.73 sq.ft. rentable @ $14.00 p.a.
plus sales tax                                                             1,299.18
                                                                        -----------

Revised monthly rent                                                    $ 19,489.54
                                                                        -----------


*        Revision as per Addendum 2

* Expansion 2 rent only due when existing tenant vacates and will be adjusted pro rata for portion of month

                                   ADDENDUM 3

         THIS ADDENDUM 3 (this "Addendum") to Lease is made as of May 31, 1994, by and among COASTAL 2920 CORPORATION, a Florida corporation ("Landlord"), and INTERNATIONAL DATA MATRIX, INC., a Florida corporation ("I.D. Matrix"), and AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("Tenant").

                                    RECITALS

         A. Tenant is the lessee under a Lease Agreement dated August 19, 1991 (the "Original Lease"), wherein Landlord leased to Tenant approximately 5900 square feet of Useable Area (6667 square feet of Rentable Area) in an office building located at 28100 U.S. Highway 19 North, Clearwater, Florida, as reflected on the floor plan at attached hereto as Exhibit A (the "Original Premises"). The Original Lease has been amended by an Addendum dated October 5, 1992 and an Addendum dated June 23, 1993 (together, the "Addenda"). The Original Lease and the Addenda are herein collectively referred to as the "Existing Lease".

         B. Tenant desires to terminate the Existing Lease to the extent that it relates to the Original Premises, and I. D. Matrix desires to lease the Original Premises from Landlord pursuant to a lease of even date herewith (the "Matrix Lease").

         NOW, THEREFORE, In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. Definitions: Capitalized terms used but not defined herein shall have the same meaning as used in the Existing Lease.

         2. Partial Termination: The Existing Lease is hereby terminated, to the extent that it relates to the Original Premises, effective as of June 30, 1994 ("Effective Date"). Tenant agrees to vacate the Original Premises on or before June 24, 1994. As of the Effective Date:

                 (a) The Premises will consist solely of the space which was added thereto by the Addenda consisting of 7,916.326 square feet of Useable Area and 8,945.448 square feet of Rentable Area;

                 (b) The term "Annual Base Rent" shall mean $131,498.08, plus applicable Florida State sales tax.

                 (c) The term "Monthly Installments of Base Rent" including applicable Florida State sales tax shall mean $11,725.25.

                 (d) The term "Tenant's Proportionate Share" shall mean 7,916.326/74,450 = 10.63%.

         3. Termination Fee. In consideration of the foregoing, Tenant agrees that, upon the Effective Time of this Addendum (as defined in Section 10 hereof), Tenant shall pay Landlord the sum of Seventy-six Thousand Eight Hundred Dollars ($76,800.00).

         4. Telephone Easement. Notwithstanding the foregoing, Landlord and I.D. Matrix hereby grant an easement to Tenant to use the Original Premises to locate its phone system equipment and connections, the switch for which will be located in the existing telephone room. Tenant shall have access to and from the Original Premises (at any reasonable time, upon reasonable oral notice to I.D. Matrix) in order to use, maintain, repair and replace such equipment and connections.

         5. Right of First Offer. If at any time during the Term, Tenant elects to assign, sublet or permit any third party to use any space which is contiguous to the Original Premises, Tenant shall give I.D. Matrix written notice of that fact (the "First Offer Notice"), and i.D. Matrix shall have the first opportunity to negotiate a sublease with Tenant for such contiguous space (but only to the extent that Tenant elects to vacate the same) on such terms and conditions as may be acceptable to Tenant and I.D. Matrix, provided that
(a) Tenant and I.D. Matrix agree to use good faith efforts to agree upon the terms and conditions of a sublease, consistent with Exhibit B attached hereto; and (b) if I.D. Matrix and Tenant are unable to execute and deliver to each other a sublease within ten (10) business days following I.D. Matrix's receipt of the First Offer Notice, then I.D. Matrix's rights under this Paragraph shall expire and Tenant shall have no obligation or liability whatsoever to I.D. Matrix under this Section 5. Provided I.D. Matrix is not then in default under the Matrix Lease, Landlord hereby consents to the sublease contemplated hereby. In the event that Tenant and Landlord mutually agree to terminate the Existing Lease, Tenant shall promptly provide written notice of that fact to I.D. Matrix.

         6. Brokers. Landlord, Tenant and I.D. Matrix each warrants that they have dealt with no other real estate broker in connection with this transaction except CB COMMERCIAL REAL ESTATE GROUP, INC. (the "Broker"), which represents I.D. Matrix. I.D. Matrix warrants and represents to Landlord and Tenant that the total real estate brokerage commission payable to the Broker in connection with both this Addendum and the Matrix Lease is Nine Thousand and 00/100 Dollars ($9,000.00) (the "Commission"). Upon the Effective Time of this Addendum, Tenant shall pay Broker the Commission.

         7. Mutual Release. Upon the Effective Date of this Addendum, Landlord and Tenant hereby mutually release each other with respect to any and all claims which they may now have against the other under the Existing Lease, but only to the extent that any such claims relate to the Original Premises, provided, however, that this release shall not relate to the obligations of Landlord and Tenant under this Addendum.

         8. Access and Use During June, 1994. Tenant agrees to provide access to the Original Premises to I.D. Matrix prior to June 24, 1994 for purposes of changes, improvements and the like. It is hereby agreed that I.D. Matrix's occupancy shall begin June 24, 1994. I.D. Matrix hereby agrees to indemnify and hold Tenant harmless from any and all claims, suits, damages or injuries caused by I.D. Matrix resulting from said access and use during June, 1994.

         9. Notices. Any notice, consent, approval, request or demand permitted or required hereby must be made in accordance with the requirements of Section 29 of the Existing Lease and the address of I.D. Matrix for such purpose is 28100 U.S. 19 North, Suite 200, Clearwater, Florida 34621.

         10. Binding Effect. The provisions of this Addendum bind the parties and their respective successors and assigns, provided, however, that I.D. Matrix has executed this Addendum solely for the purposes of being bound by Sections 4, 5, 6, 8, 9 and 10 hereof. Except as expressly amended hereby, the Existing Lease shall remain in full force and effect.

          11. Counterparts, Legal Effect. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original but all such counterparts shall constitute but one and the same instrument. This Addendum shall have no legal effect whatsoever unless and until such time (the "Effective Time") as all three of the parties hereto have executed it (or a counterpart hereof) and deliver it (or such counterpart) to all of the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this Addendum to be executed by their respective duly authorized officers as of the date first written above.


SIGNED AND ACKNOWLEDGED           COASTAL 2920 CORPORATION
IN THE PRESENCE OF:

/s/ Jason Lesser                  By:      /s/ Joel Traub
- -----------------------------              -------------------------------------
Printed                           Name:    Joel Traub
Name:    Jason Lesser                      -------------------------------------
         --------------------     Title:   Vice President
                                           -------------------------------------
SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:               AMSCO STERILE RECOVERIES, INC.

/s/ Jason Lesser
- -----------------------------      By:     /s/ Lawrence A. Martone
Printed                                    -------------------------------------
Name:    Jason Lesser              Name:   Lawrence A. Martone
         --------------------              -------------------------------------
                                   Title:  Chief Financial Officer
                                           -------------------------------------

SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:                INTERNATIONAL DATA MATRIX, INC.

/s/ Jason Lesser
- -----------------------------      By:     /s/ Stephen M. Wagman
Printed                                    -------------------------------------
Name:    Jason Lesser              Name:   Stephen M. Wagman
         --------------------              -------------------------------------
                                   Title:  Vice President
                                           -------------------------------------


STATE OF FLORIDA          )
                          )
COUNTY OF PINELLAS        )

         The foregoing instrument was acknowledged before me this 31st dy of May, 1994 by Joel Traub of COASTAL 2920 CORPORATION, a Florida corporation. He is personally known to me or has produced_____________________ as identification and did take an oath.

                                   /s/ Linda A. Sloan
                                   --------------------------------------------
                                   Notary Public in and for the STATE OF FLORIDA

                                   Linda A. Sloan
                                   --------------------------------------------
                                   Typed or Printed Name of Notary

                                   My Commission Expires:
                                            NOTARY PUBLIC STATE OF FLORIDA
                                            MY COMMISSION EXP JULY 2, 1994
                                            BONDED THRU GENERAL INS. UND.

STATE OF FLORIDA          )
                          )
COUNTY OF PINELLAS        )

         The foregoing instrument was acknowledged before me this 31st dy of May, 1994 by Lawrence A. Martone of AMSCO STERILE RECOVERIES, INC., a Delaware corporation. He is personally known to me or has produced______________ as identification and did take an oath.

                                 /s/ Linda A. Sloan
                                 ----------------------------------------------
                                 Notary Public in and for the STATE OF FLORIDA

                                 Linda A. Sloan
                                 ----------------------------------------------
                                 Typed or Printed Name of Notary

                                 My Commission Expires:
                                          NOTARY PUBLIC STATE OF FLORIDA
                                          MY COMMISSION EXP JULY 2, 1994
                                          BONDED THRU GENERAL INS. UND.


STATE OF FLORIDA          )
                          )
COUNTY OF PINELLAS        )

         The foregoing instrument was acknowledged before me this 31st dy of May, 1994 by Stephen M. Wagman of INTERNATIONAL DATA MATRIX, INC., a Florida corporation. He is personally known to me or has produced ___________________ __________________________ as identification and did take an oath.


                                 /s/ Linda A. Sloan
                                 ----------------------------------------------
                                 Notary Public in and for the STATE OF FLORIDA

                                 Linda A. Sloan
                                 ----------------------------------------------
                                 Typed or Printed Name of Notary

                                 My Commission Expires:
                                          NOTARY PUBLIC STATE OF FLORIDA
                                          MY COMMISSION EXP JULY 2, 1994
                                          BONDED THRU GENERAL INS. UND.

                                  EXHIBIT "A"


                                DEMISED PREMISES
                                 OF ADDENDUM #3



         Plans of all of the office space originally described in Exhibit "A" and covering offices 1 through 14 of the original lease space. The entire space is cross hatched.

                                  EXHIBIT "B"



         During the sublease, the rental rate on such contiguous space shall be calculated as follows:

         (i) $10.50 per year, per square foot of rentable area for the period from August 1, 1994 through June 30, 1995;

         (ii) $11.50 per year, per square foot of rentable area for the period from July 1, 1995 through June 30, 1996; and

         (iii) $12.50 per year, per square foot of rentable area for the remainder of the term of the Matrix lease.

GENERAL OFFICES - CLEARWATER


                       ASSIGNMENT AND ASSUMPTION OF LEASE


         KNOW ALL MEN BY THESE PRESENTS, that AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("Assignor"), for and in consideration of One Dollar ($1.00) and other good and valuable consideration from STERILE RECOVERIES, INC., a Florida corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowledged by Assignor, does hereby assign, transfer, sell and convey unto Assignee, its successors and assigns, all of Assignor's right title and interest, as lessee, in, to and under the lease more particularly described on Exhibit A attached hereto and made a party hereof by this reference (the "Lease"), TOGETHER WITH all renewal options, if any, and all other rights, privileges and benefits belonging to or held by Assignor under such Lease.
         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever, subject, however, to all terms, conditions and provisions contained in the Lease.
         In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and agrees to assume, perform and be bound by all of the duties, obligations and liabilities of Assignor under the Lease, arising on and after the date of this instrument for the remainder of the term of the Lease and all extensions and renewals thereof.
         Each of Assignor and Assignee hereby represent that it has taken all action, corporate or otherwise, necessary to authorize the execution of this Assignment and Assumption of Lease, and this Assignment and Assumption of Lease constitutes a valid and binding agreement, enforceable against it in accordance with its terms. This agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the 31st day of July, 1994.


Signed and acknowledged
in the presence of:                      AMSCO STERILE RECOVERIES, INC.,
                                         a Delaware corporation


                                         /s/ Wm. J. Rieflin
                                         --------------------------------
/s/ Kathleen Clover                      By:    Wm. J. Rieflin
- ----------------------------------          -----------------------------
Print Name:     Kathleen Clover          Its:        Secretary
           -----------------------           ----------------------------



- ----------------------------------
Print Name:
           -----------------------



Signed and acknowledged
in the presence of:                      STERILE RECOVERIES, INC.,
                                         a Florida corporation


                                         /s/ J. T. Boosales
                                         --------------------------------
/s/ Kathleen Clover                      By:    J. T. Boosales
- ----------------------------------          -----------------------------
Print Name:       Kathleen Clover        Its:     E.V.P.
           -----------------------           ----------------------------




- ----------------------------------
Print Name:
           -----------------------

                                                                       EXHIBIT A


                     General Offices, Clearwater, Florida.


A. Lease agreement dated August 16, 1991 between Coastal 2920 Corporation as Landlord and AMSCO Sterile Recoveries, Inc. as Tenant.
B. Addendum dated October 5, 1992 between Coastal 2920 Corporation as Landlord and AMSCO Sterile Recoveries, Inc. as Tenant.
C Addendum 2 dated June 23, 1993 between Coastal 2920 Corporation as Landlord and AMSCO Sterile Recoveries, Inc. as Tenant.
D Addendum 3 dated May 31, 1994 among Coastal 2920 Corporation as Landlord and International Data Matrix, Inc. as new tenant of part of premises, and AMSCO Sterile Recoveries, Inc. as Tenant.